UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2016

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4655 Great America Parkway
Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As detailed below under Item 8.01, on July 26, 2016, Avaya Holdings Corp. (“Holdings”), the parent company of Avaya Inc. (the “Company”), completed an offer to exchange certain outstanding equity awards held by current employees of the Company, including the Company’s current Named Executive Officers (the “NEOs”), who were identified in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (the “2015 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2015. The Item 8.01 description below is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

Exchange Offer

On July 26, 2016, Holdings completed an offer to exchange certain:

(i)
outstanding unvested restricted stock units (the “Eligible RSUs”) previously granted under the Holdings Second Amended and Restated 2007 Equity Incentive Plan (as subsequently amended on November 16, 2015) (the “2007 Plan,” which was filed as Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 26, 2014 and Exhibit 10.71 to the 2015 Form 10-K),

(ii)	outstanding unvested or vested deferred restricted stock units (the “Eligible Deferred RSUs”) previously granted under the 2007 Plan, and

(iii)
outstanding unvested multiple-of-money (“MoM”)-based long-term incentive cash awards (the “Eligible MoM Awards,” and together with the Eligible RSUs and the Eligible Deferred RSUs, the “Eligible Awards”) previously granted under the Holdings Amended and Restated Long-Term Incentive Cash Bonus Plan (amended and restated as of November 1, 2009), in each case, for time-based long-term incentive cash awards (the “Replacement Cash Awards”) on the terms and under the conditions set forth in a private offering memorandum dated June 13, 2016, the related award agreement(s) and the Holdings Cash Long-Term Incentive Plan (effective as of May 19, 2016), which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2016. The exchange offer was launched on June 13, 2016 and was originally scheduled to be completed on July 11, 2016. On July 12, 2016, the Company extended the offer until July 26, 2016 pursuant to a notice of extension which was distributed to all eligible participants.

Pursuant to the exchange offer, Eligible Awards were tendered to, and accepted for exchange by, Holdings as detailed below:

Eligible Award Tendered and Exchanged	Exchange Ratio	Vesting of Replacement Cash Awards(1)
Eligible RSUs	a Replacement Cash Award with a value equal to $0.40 in exchange for every one (1) Eligible RSU tendered for exchange	Two year vesting, with 34% vesting on the first anniversary of the grant date and 33% vesting on each of the eighteen (18)-month anniversary and the second anniversary of the grant date
Eligible Deferred RSUs	a Replacement Cash Award with a value equal to $0.40 in exchange for every one (1) Eligible Deferred RSU tendered for exchange	Vesting and payment according to the existing vesting and distribution schedule in effect for the corresponding tendered Eligible Deferred RSU
Eligible MoM Awards	a Replacement Cash Award with a value equal to 25% of the original value of the Eligible MoM Award tendered for exchange	Three year vesting, with 33% vesting on the first anniversary of the grant date and 16.75% vesting every six (6) months thereafter

(1)	All vesting is subject to continued employment through the applicable vesting date.

The extended exchange offer expired at 5:00 p.m., New York City time, on July 26, 2016. 217 holders of Eligible Awards accepted the exchange, pursuant to which the following Eligible Awards were exchanged:

(i)
105 Eligible RSU awards, representing approximately 3,963,158 shares of Holdings common stock and 69.9% of the total shares of Holdings common stock underlying all the Eligible RSUs held by current employees of the Company,

(ii)
116 Eligible Deferred RSU awards, representing approximately 5,677,588 shares of Holdings common stock and 91.7% of the total shares of Holdings common stock underlying all the Eligible Deferred RSUs held by current employees of the Company and

(iii)
130 Eligible MoM Awards with an aggregate original value equal to $12,361,000, representing approximately 64.0% of the aggregate original value of all the Eligible MoM Awards held by current employees of the Company.

On July 27, 2016, Holdings granted Replacement Cash Awards with an aggregate value of $6,946,619 for the exchanged Eligible Awards.

The Eligible Awards exchanged by the NEOs were as follows: Kevin J. Kennedy – Eligible RSUs representing 729,166 shares of Holdings common stock and Eligible Deferred RSUs representing 1,134,731 shares of Holdings common stock for an aggregate $745,560 of Replacement Cash Awards; James Chirico – Eligible RSUs representing 256,249 shares of Holdings common stock and Eligible Deferred RSUs representing 312,083 shares of Holdings common stock for an aggregate $227,334 of Replacement Cash Awards; Amy Fliegelman Olli – Eligible RSUs representing 203,409 shares of Holdings common stock for an aggregate $81,364 of Replacement Cash Awards; and David Vellequette – Eligible RSUs representing 256,249 shares of Holdings common stock and Eligible Deferred RSUs representing 326,279 shares of Holdings common stock for an aggregate $233,013 of Replacement Cash Awards. None of the NEOs held any Eligible MoM Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: August 1, 2016	By:	/s/ David Vellequette
	Name:	David Vellequette
	Title:	Senior Vice President and Chief Financial Officer